FIRST AMENDMENT TO
         FIFTH AMENDED AND RESTATED LOAN AGREEMENT


          THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AGREEMENT (the "Amendment") is made and entered into as of the 31st day of October, 1996, by and among STEWART ENTERPRISES, INC., a Louisiana corporation ("Borrower"); NationsBank of Texas, N.A., a national banking association ("NationsBank"); Citicorp USA, Inc., a Delaware corporation ("Citicorp"); Hibernia National Bank, a national banking association ("Hibernia"); First Union National Bank of North Carolina, a national banking association ("First Union"); SunTrust Bank, Atlanta, a banking association chartered under the laws of the State of Georgia ("SunTrust"); Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York branch, a Netherlands banking association acting through its New York branch ("Rabobank"); Bank of America National Trust and Savings Association, a national banking association ("Bank of America") and Wells Fargo Bank (Texas), National Association (formerly known as First Interstate Bank of Texas, N.A.), a national banking association ("Wells Fargo") (NationsBank, Citicorp, Hibernia, First Union, SunTrust, Rabobank, Bank of America and Wells Fargo are hereinafter sometimes referred to individually as a "Bank" and collectively as the "Banks"), and NationsBank of Texas, N.A., a national banking association, as agent for the Banks hereunder (hereinafter referred to in such capacity as the "Agent"), and provides as follows:


                  W  I  T  N  E  S  S  E  T  H:

     WHEREAS, Borrower, Agent and Banks are parties to that certain Fifth Amended and Restated Loan Agreement dated as of December 11, 1995 (the "Loan Agreement") pursuant to which the Banks extended to Borrower a commitment to advance up to $350,000,000.00 under a revolving line of credit loan as more fully set forth in the Loan Agreement (the "Revolving Line of Credit Loan"); and

     WHEREAS,     Empresas     Stewart-Cementerios,     Inc.
("Cementerios") and Empresas Stewart-Funerarias, Inc. ("Funerarias") are wholly-owned subsidiaries of Cemetery Management, Inc. ("CMI"), which is in turn a wholly owned subsidiary of Borrower; and

     WHEREAS, Cementerios is indebted to CMI in the aggregate sum of $37,000,000.00 in principal and interest, for loans and advances made to it by CMI, as evidenced by that certain promissory note dated October 31, 1996, in the principal sum (excluding accrued and unpaid interest) of $34,000,000.00 (the "Cementerios Note"); and

     WHEREAS, Funerarias is indebted to CMI in the aggregate sum of $51,000,000.00 in principal and interest, for loans and advances made to it by CMI, as evidenced by that certain promissory note dated October 31, 1996, in the principal sum (excluding accrued and unpaid interest) of $48,500,000.00 (the "Funerarias Note") (the Cementerios Note and the Funerarias Note are hereinafter collectively referred to as the "CMI Notes"); and

     WHEREAS, Borrower, CMI, Cementerios and Funerarias have requested that the Banks purchase the CMI Notes from CMI and that the Banks thereafter extend, renew and rearrange the CMI Notes (the CMI Notes as so extended, renewed and rearranged being herein referred to as the "Puerto Rico Entity Notes") pursuant to that certain Loan Agreement dated of even date herewith by and among Borrower, Cementerios, Funerarias, Agent and Banks (the "Puerto Rico Loan
Agreement"), under which the Banks have extended to Cementerios and Funerarias a commitment to advance revolving line of credit loans as more fully set forth therein (the "Puerto Rico Entity Loans"); and

     WHEREAS, in consideration of same, Borrower and the Banks have agreed to reduce the Banks' commitment under the Revolving Line of Credit Loan from $350,000,000.00 to $262,000,000.00, and Borrower has agreed to guarantee the obligations and indebtedness of Cementerios and Funerarias due to the Banks in connection with the Puerto Rico Entity Loans (collectively, the "Puerto Rico Guarantees"); and

     WHEREAS, Borrower, Agent and Banks desire to amend the Loan Agreement in order to provide for such reduction of the Banks' commitment under the Revolving Line of Credit Loan and for other purposes more fully set forth herein.

     NOW,  THEREFORE,   in   consideration   of  the  mutual
covenants and agreements set forth herein, the parties do hereby amend the Loan Agreement as hereinafter set forth. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

I.   AMENDMENTS TO ARTICLE I - DEFINITION OF TERMS.

     1.   The first,  introductory  paragraph  of  Article I
Definitions of Terms is hereby amended and restated in its entirety as follows:

               As  used in this Agreement, (a) the
          terms     "Borrower",     "NationsBank",
          "Citicorp",  "Hibernia",  "First Union",
          "SunTrust",    "Rabobank",   "Bank    of
          America",  "First  Interstate",  "Bank",
          "Banks",   "Agent",    "NCNB",   "Fourth
          Amended  and  Restated Loan  Agreement",
          "Third   Amended   and   Restated   Loan
          Agreement", "Second Amended and Restated
          Loan    Agreement",    "February    1989
          Agreement",   "MBank",  "1994  Revolving
          Loan", "1994 Term  Loan", "New Lenders",
          and   "Assignments"   shall   have   the
          meanings assigned to them above, (b) the
          terms   "Wells   Fargo",  "Cementerios",
          "Funerarias",   "Puerto    Rico   Entity
          Notes",  "Puerto  Rico  Loan Agreement",
          "Puerto Rico Entity Loans"  and  "Puerto
          Rico Guarantees" shall have the meanings
          assigned  to  them  in  the recitals set
          forth in that certain First Amendment to
          Fifth   Amended   and   Restated    Loan
          Agreement  dated as of October 31, 1996,
          by and among  Borrower, Agent and Banks,
          amending  this Agreement,  and  (c)  the
          terms set forth  in this Article I shall
          have  the  meanings   assigned  to  them
          below:

     2. Section 1.39 "Loan Papers" is hereby amended and restated in its entirety as follows:

          1.39    Loan    Papers.    Shall   mean,
          collectively,   this    Agreement,   the
          Revolving  Line  of  Credit  Notes,  the
          Subordination Agreement, the Puerto Rico
          Loan  Agreement,  Puerto   Rico   Entity
          Notes,  and  the Puerto Rico Guarantees,
          together with  any  and  all  additional
          promissory   notes,   letter  of  credit
          applications and/or agreements, reports,
          certificates,      corporate      and/or
          partnership    resolutions,     notices,
          statements, documents and instruments securing or guaranteeing the Obligation or heretofore or hereafter delivered to the Agent or the Banks in connection with the Obligation or this Agreement, and any extensions, renewals, amendments or restatements of any of the foregoing.

     3. Section 1.48 "Obligation" is hereby amended and restated in its entirety as follows:

          1.48 Obligation.  At any particular time
          shall   mean,   collectively,   (a)  the
          aggregate unpaid principal amount of the
          Revolving  Line of Credit Notes and  any
          extensions,  renewals  or rearrangements
          of same, and any other promissory  notes
          executed   in   connection   with   this
          Agreement,  (b) all interest accrued and
          payable thereon, (c) all fees (including
          commitment  fees)   and   other  charges
          payable  hereunder (including  attorneys
          fees incurred  in  connection  with  the
          enforcement and collection of Borrower's
          obligations   hereunder   or   any  part
          thereof),    (d)    all    reimbursement
          obligations, direct or contingent,  with
          respect  to  letters  of  credit  issued
          pursuant to this Agreement, (e) any  and
          all   obligations  of  the  Borrower  in
          respect  of  such  sums,  (f)  all other
          amounts from time to time payable by the
          Borrower  to  the  Agent  or  the  Banks
          pursuant  to this Agreement or any other
          Loan Papers,  and  (g)  all amounts from
          time  to  time  payable  by  Cementerios
          and/or Funerarias and/or Borrower to the
          Agent  or  the  Banks  pursuant  to  the
          Puerto  Rico  Loan Agreement, the Puerto
          Rico  Entity  Notes,   the  Puerto  Rico
          Guarantees  or  any other  Loan  Papers,
          including   without    limitation    the
          aggregate unpaid principal amount of the
          Puerto   Rico   Entity  Notes,  and  any
          extensions, renewals or rearrangements of same, any other promissory notes executed in connection with the Puerto
          Rico Loan Agreement, and all interest accrued and payable thereon.

     4. Section 1.56 "Revolving Line of Credit Notes" is hereby amended and restated in its entirety as follows:

          1.56  Revolving  Line  of  Credit Notes.
          Shall  mean  the eight promissory  notes
          executed by the  Borrower  totaling  the
          principal  sum  of TWO HUNDRED SIXTY-TWO
          MILLION  AND  NO/100   ($262,000,000.00)
          DOLLARS   in   the  aggregate,   payable
          respectively    to    the    order    of
          NationsBank, Citicorp,  Hibernia,  First
          Union,   SunTrust,   Rabobank,  Bank  of
          America  and  Wells  Fargo   and   being
          substantially  in  the  form of Exhibits
          "A-1" through "A-8" annexed hereto, with appropriate insertions, together with any extensions, renewals, amendments, modifications or rearrangements thereof.

II.  AMENDMENTS TO ARTICLE II - THE REVOLVING LINE OF CREDIT
LOAN.

     1. Section 2.01 "Commitment" is hereby amended and restated in its entirety as follows:

          2.01 Commitment.   Subject  to the terms
          and  conditions  contained  herein,  the
          Banks agree to extend to the  Borrower a
          Revolving   Line   of  Credit  Loan  (as
          extended,    renewed,    modified     or
          rearranged   from   time  to  time,  the
          "Revolving Line of Credit Loan"), and to
          make Advances to the  Borrower under the
          Revolving Line of Credit  Loan from time
          to time through the Maturity  Date in an
          aggregate principal amount of up  to TWO
          HUNDRED  SIXTY-TWO  MILLION  AND  NO/100
          ($262,000,000.00)  DOLLARS. The Advances
          under the Revolving  Line of Credit Loan
          shall be evidenced by the Revolving Line
          of Credit Notes executed by the Borrower
          and   delivered   to   the  Banks,   and
          evidenced by a credit advice  issued  in
          connection therewith; provided, however,
          that  the  failure  to issue such credit
          advice shall not affect  the  Borrower's
          obligation   hereunder   or   under  the
          Revolving  Line  of  Credit  Notes  with
          respect  to  such  Advance or otherwise.
          The  Revolving  Line  of   Credit  Notes
          represent  a  renewal and decrease,  but
          not  a novation  or  discharge,  of  the
          Indebtedness    represented   by   those
          certain  eight  promissory  notes  dated
          December  11,  1995   in  the  aggregate
          principal   amount   of  $350,000,000.00
          payable  by  Borrower  to  each  of  the
          Banks,   respectively.   Notwithstanding
          anything   contained   herein   to   the
          contrary, the maximum obligation of each Bank with respect to the Revolving Line of Credit Loan shall be limited to its Pro Rata Share thereof.

     2.   The  first,  introductory  paragraph  of
          Section  2.03  "Letters  of  Credit"  is
          hereby   amended  and  restated  in  its
          entirety as follows:

          The Revolving Line of Credit Loan may be
          used by Borrower  as  the basis on which
          to request issuance of  standby  letters
          of  credit  by  the  Agent in an amount,
          including the Existing Letters of Credit
          (as hereinafter defined),  not exceeding
          the  aggregate  principal sum  of  Forty
          Eight  Million ($48,000,000.00)  Dollars
          outstanding   at   any   one   time,  in
          accordance with the terms and provisions of this Agreement.

     3. Section 2.03 "Letters of Credit," subpart (b), is hereby amended in the following respects:

          The first full paragraph appearing on page 17 of the Loan Agreement, such paragraph commencing with the phrase
          "The aggregate undrawn amounts..." and ending with the phrase "...the aggregate principal sum of $350,000,000.00", is hereby amended by deleting the reference to "$350,000,000.00" and substituting therefor "$262,000,000.00".

III. AMENDMENTS   TO   ARTICLE   IV  -  REPRESENTATIONS  AND
WARRANTIES

     1. Section 4.04 "Subsidiaries of the Borrower" is hereby amended and restated in its entirety as follows:

          4.04   Subsidiaries  of the Borrower.  Except
          as disclosed in Exhibit  "B" attached hereto,
          the  Borrower  owns,  directly,   or  through
          another  Subsidiary,  100% of the issued  and
          outstanding stock of the Subsidiaries and has
          no   other  Subsidiaries  (except   for   any
          Subsidiaries   acquired   since  October  23,
          1996).  The name of each of  the shareholders
          of each Subsidiary acquired as of October 23,
          1996 (except the Joint Venture  and  Kanawha)
          and the respective stock ownership of each of
          such  shareholders  is  shown on Exhibit  "B"
          attached  hereto.   The  Joint   Venture   is
          comprised  of  two general partners, Borrower
          and Lake Lawn Metairie  Funeral  Home,  Inc.,
          with  ownership  interests  of  51%  and  49%
          respectively. Kanawha is comprised of four partners, Legacy One, Inc., Greenhills Memory
          Gardens,  Inc.,  Eastlawn  Memorial  Gardens,
          Inc. and Pleasant View Memory  Gardens,  Inc.
          with ownership interests of 60%, 15%, 15% and 10%, respectively.

     2. Section 4.08 "Title to Properties; Liens" is hereby amended and restated in its entirety as follows:

          4.08 Title to Properties; Liens.

               (a)   The   Borrower  and  each  of  its
          Subsidiaries have good and marketable title to all properties and assets shown to be owned by them as reflected on the financial statements referred to in Section 4.06 above.
          To the knowledge of Borrower, as of September
          30,  1996,  there  are  no  unrecorded  Liens
          (except for Liens such as construction Liens or lessor's Liens customarily incurred in the ordinary course of business) against any of the assets or properties of the Borrower or any of the Subsidiaries except as described in Exhibit "E" annexed hereto.

               (b)  Except   for   Liens  described  in
          Exhibit "E" annexed hereto, there are no recorded Liens against any of the assets or properties of the Borrower or any of its Subsidiaries as of September 30, 1996.

               (c) Since September 30, 1996, there have
          been  no  Liens,   recorded   or  unrecorded,
          against any of the assets or properties of the Borrower or any of its Subsidiaries that secure Indebtedness that is material to the financial condition or business operations of the Borrower and the Subsidiaries, taken as a whole.

     3. Section 4.14 "Employee Benefit Plans" is hereby amended and restated in its entirety as follows:

          4.14   Employee   Benefit   Plans.    To  the
          knowledge  of Borrower, based upon ERISA  and
          the regulations and published interpretations
          thereunder,  the  Borrower  and  each  of its
          Subsidiaries   are   in   compliance  in  all
          material   respects   with   the   applicable
          provisions of ERISA.  No Reportable  Event or
          Prohibited   Transaction  has  occurred  with
          respect to any  Plan, and no material funding
          deficiency exists  with  respect to any Plan.
          Neither the Borrower nor any  Subsidiary  has
          ever   maintained   or  become  obligated  to
          contribute to a Multiemployer Plan other than
          (i) the Plan Pensione  Union de Tranquesta de
          Puerto  Rico  and the Puerto  Rico  Teamsters
          Union Pension Fund  which  are contributed to
          by   Cementerios,   and   (ii)  the   Western
          Conference of Teamsters Pension Fund which is
          contributed to by Chapel of  the Roses, Inc.,
          and  neither the Borrower nor any  Subsidiary
          has incurred pursuant to Section 4201 or 4204
          of ERISA  withdrawal  liabilities  under such
          Multiemployer Plans or would incur withdrawal
          liabilities thereunder which could reasonably
          be  expected to result in a material  adverse
          effect  on  the business, properties, assets,
          results of operations,  condition,  financial
          or  otherwise,  or  prospects of the Borrower
          and the Subsidiaries,  taken  as  a whole, if
          the  Borrower  or  any  Subsidiary  were   to
          withdraw from such Multiemployer Plans on the date hereof.

     4. Section 4.19 "Certain Guaranteed Indebtedness" is hereby amended and restated in its entirety as follows:

          4.19   Certain  Guaranteed Indebtedness.
          Attached  hereto as  Exhibit  "G"  is  a
          schedule of  all  Guarantees of Borrower
          as  of September 30,  1996  pursuant  to
          which Borrower has guaranteed the Funded
          Indebtedness  of any other Person. Since
          September   30,   1996,   Borrower   has
          incurred no Guaranteed Indebtedness that
          is material to the  financial  condition
          or  business  operations of the Borrower
          and the Subsidiaries,  taken as a whole.
          There  are  no  Guarantees   outstanding
          pursuant    to    which   any   of   the
          Subsidiaries    have   guaranteed    the
          Indebtedness of any other Person, except
          for  (a)  the  guaranty   agreements  by
          Cementerios  dated October 31,  1996  in
          favor    of   the   Private    Placement
          Noteholders   (as  hereinafter  defined)
          guaranteeing   a    portion     of   the
          Indebtedness   of   Borrower  under  the
          Private    Placement   Agreements    (as
          hereinafter   defined)   and   (b)   the
          guaranty  agreements by Funerarias dated
          October 31, 1996 in favor of the Private
          Placement  Noteholders   guaranteeing  a
          portion  of the Indebtedness of Borrower
          under the Private Placement  Agreements.
          As  used  herein,  (i) the term "Private
          Placement Noteholders"  shall  mean  the
          holders  of  those  certain 6.04% Senior
          Notes  of  Borrower  in   the   original
          aggregate     principal     amount    of
          $50,000,000.00 issued pursuant  to  that
          certain  Note  Agreement  dated December
          21,  1993,  as amended to date,  by  and
          among Borrower,  Principal  Mutual  Life
          Insurance  Company,  The Great-West Life
          Assurance  Company  and   The   Variable
          Annuity Life Insurance Company, as  well
          as the holders of those certain Series A
          Senior  Notes, Series B Senior Notes and
          Series C Senior Notes of Borrower in the
          original   aggregate  principal  sum  of
          $75,000,000.00  issued  pursuant to that
          certain Note Agreement dated November 7,
          1994, as amended to date,  by  and among
          Borrower,   The  Variable  Annuity  Life
          Insurance Company, American General Life
          Insurance Company, American General Life
          and  Accident  Insurance  Company,  Gulf
          Life Insurance Company, Principal Mutual
          Life Insurance  Company  and  Great-West
          Life  &  Annuity Insurance Company;  and
          (ii)   the   term   "Private   Placement
          Agreements"  shall  mean  the  two  Note
          Agreements described  in  the  foregoing
          definition    of    "Private   Placement
          Noteholders".

     5. Section 4.20 "Indebtedness" is hereby amended and restated in its entirety as follows:

          4.20   Indebtedness.  Annexed hereto  as
          Exhibit   "H"   is  a  schedule  of  all
          Indebtedness   of   Borrower   and   the
          Subsidiaries  as of September  30,  1996
          other than the following:

          (a)  Indebtedness  due  to the Agent and
               the Banks under this Agreement;

          (b)  that portion of the Indebtedness of
               the   Borrower   that   constitutes
               Guaranteed   Indebtedness  of   the
               Borrower;

          (c)  Indebtedness   incurred    in   the
               ordinary  course of business  other
               than Funded Indebtedness; and

          (d)  Indebtedness  represented  by loans
               or   advances   on  life  insurance
               policies  upon  the  lives  of  any
               employees of the  Borrower  or  any
               Subsidiary.

Since September 30, 1996, Borrower and the Subsidiaries have incurred no Indebtedness that is material to the financial condition or business operations of the Borrower and the Subsidiaries, taken as a whole.

IV.  AMENDMENTS TO ARTICLE V - COVENANTS OF THE BORROWER.

     1. Section 5.13 "Guaranteed Indebtedness" is hereby supplemented and amended by the addition of the following sentence, which shall be added as the last sentence of
Section 5.13:

          Notwithstanding      the      foregoing,
          Cementerios and Funerarias may permit to exist the guaranty agreements in favor of the Private Placement Noteholders as more fully described in Section 4.19 of this Agreement.

     2. Section 5.14 "Disposition and Issuance of Stock" is hereby amended as follows:

          (i) Subsection (c) of Section 5.14 is hereby amended and restated in its entirety as follows:

          (c)    Except   for   Cementerios    and
          Funerarias (who are expressly prohibited from so doing without the prior written consent of the Banks), any Subsidiary may issue additional shares of capital stock to its parent corporation or to any other Subsidiary; or

          (ii) Section    5.14   is   hereby   amended   and
supplemented by adding thereto, following subsection (d) thereof, the following new paragraph:

          Notwithstanding anything contained in this Section 5.14 to the contrary, in no event may any of the capital stock of either of Cementerios or Funerarias be sold or transferred during the term of this Agreement without the prior written consent of the Banks.

     3.   Section 5.15 "Merger, Consolidation and/or Sale of
Substantially All Assets" is hereby amended and supplemented by adding thereto, following subsection (d) thereof, the following new paragraph:

          Notwithstanding  anything  contained  in
          this Section 5.15 to the contrary, in no
          event    may   either   Cementerios   or
          Funerarias  merge  into  or  consolidate
          with  any  other Person or sell,  lease,
          transfer or  otherwise dispose of all or
          substantially  all  of its assets to any
          other  Person during the  term  of  this
          Agreement   without  the  prior  written
          consent of the Banks.

     4.   Subsections (c)  and  (d) of Section 5.16 "Sale of
Less Than Substantially All Assets" are hereby amended and restated in their entirety as follows:

          (c)    Except    for   Cementerios   and
          Funerarias    (who   are    specifically
          prohibited from  so  doing  without  the
          prior written consent of the Banks), any
          Subsidiary  may  sell or transfer assets
          which  constitute  less   than   all  or
          substantially   all  of  its  assets  to
          Borrower  or  to any  other  Subsidiary;
          provided,   however,    that   each   of
          Cementerios and Funerarias may make such
          assignments of pre-arranged  funeral and
          cemetery  sales  contracts to Simplicity
          Plan  of Puerto Rico,  Inc.  (a  wholly-
          owned  subsidiary   of   CMI)   as   are
          necessary to comply with applicable laws
          of   the  Commonwealth  of  Puerto  Rico
          relating to the financing of retail installment sales contracts; or

          (d)    Except    for   Cementerios   and
          Funerarias    (who   are    specifically
          prohibited from  so  doing  without  the
          prior written consent of the Banks), any
          Subsidiary   may   sell   assets   which
          constitute     less    than    all    or
          substantially all  of  its assets to any
          Non-Subsidiary  provided  that  (i)  the
          selling  entity  receives   fair  market
          value for such assets sold, and (ii) the
          fair  market value of such assets  sold,
          when aggregated  with  the  fair  market
          value of any capital stock sold pursuant
          to Section 5.14 (e) hereof and the  fair
          market  value of any assets sold, leased
          or transferred  pursuant to Section 5.15
          (d)  hereof, does  not  exceed  the  Ten
          Percent  of  New  Worth Limitation.  For
          the  purpose  of calculating  compliance
          with  the  Ten  Percent   of  Net  Worth
          Limitation, it is understood  and agreed
          that  (A) any such sales of assets  that
          have  occurred  since  August  10,  1994
          shall be included and (B) any such sales or transfers of assets by Borrower or a Subsidiary to Borrower or any other
          Subsidiary shall be excluded.

     5. Section 5.27 "Debt of Subsidiaries" is hereby amended and supplemented by adding thereto, as the last sentence thereof, the following:

          Notwithstanding  anything  contained  in
          this  Section  5.27 to the contrary, the
          Indebtedness    of    Cementerios    and
          Funerarias   due   to   the   Banks   in
          connection with the  Puerto  Rico Entity
          Loans shall not be subject to the 10% of
          consolidated   Net   Worth  of  Borrower
          limitation  contained  in  this  Section
          5.27.

V.   AMENDMENTS TO ARTICLE VI - EVENTS OF DEFAULT.

     1. Section 6.01 "Nature of Events" is hereby amended and supplemented by the addition thereto of the following new subparts:

               (n)  Puerto  Rico  Loan  Agreement.
          The occurrence of an "Event of Default" as defined in the Puerto Rico Loan
          Agreement, or under any promissory note or other document executed in connection therewith.

               (o) Bridge Facility Agreement.  The
          occurrence of  an  "Event of Default" as
          defined in that certain  Agreement dated
          September 20, 1996 by and among Borrower
          and   NationsBank   pursuant  to   which
          NationsBank  extended  a  $75,000,000.00
          bridge loan to  Borrower,  or  under any
          promissory   note   or   other  document
          executed in connection therewith.

               (p)  Bank  of  Montreal  Agreement.
          The occurrence of an  "Event of Default"
          as   defined  in  that  certain   Credit
          Agreement  by  and  among  Borrower,  Le
          Groupe  Stewart  Inc.  and  the  Bank of
          Montreal  dated  September 30, 1996,  or
          under  any  promissory   note  or  other
          document    executed    in    connection
          therewith.

VI.  AMENDMENTS TO EXHIBITS.

     The following exhibits to the Loan Agreement are hereby amended by replacing them with exhibits to this Amendment as more fully set forth below:

     1.   Exhibits  "A-1" through "A-8" (Revolving  Line  of
Credit Notes) are hereby  deleted and replaced with Exhibits
"A-1" through "A-8" to this Amendment.

     2. Exhibit "B" (Schedule of Subsidiaries) is hereby deleted and replaced with Exhibit "B" to this Amendment.

     3. Exhibit "E" (Schedule of Liens) is hereby deleted and replaced with Exhibit "E" to this Amendment.

     4. Exhibit "F" (Schedule of Litigation) is hereby deleted and replaced with Exhibit "F" to this Amendment.

     5. Exhibit "G" (Schedule of Guaranteed Indebtedness) is hereby deleted and replaced with Exhibit "G" to this Amendment.

     6. Exhibit "H" (Schedule of Indebtedness) is hereby deleted and replaced with Exhibit "H" to this Amendment.

VII. MISCELLANEOUS PROVISIONS.

     1. Conditions Precedent to Obligation of Banks to Enter into this Amendment. The obligation of the Banks to enter into this Amendment is subject to the conditions precedent that the Banks shall have received each of the following in form and substance satisfactory to the Banks:

          a.   this  Amendment,   duly   executed   by   the
               Borrower;

          b. the Revolving Line of Credit Notes, duly executed by the Borrower;

          c. a copy of the articles of incorporation and by-laws of Borrower, certified to be true and correct by the secretary or an assistant secretary of Borrower;

          d. a certified copy of the resolution or unanimous consent of the board of directors of Borrower authorizing the execution, delivery and performance of this Amendment, the Revolving Line of Credit Notes and any
               other   Loan   Papers   to  be  executed   in
               connection therewith;

          e.   the  legal  opinions  of  counsel   for   the
               Borrower  in  the  States  of  Louisiana  and
               Texas,    each    in   form   and   substance
               satisfactory to the Banks; and

          f.   such    other    documents,     certificates,
               instruments and opinions as any of the Banks may reasonably request, in each Bank's sole discretion.

     2. Ratification. Except as specifically amended by this Amendment and the documents provided for herein, the Loan Agreement and the other Loan Papers remain in full force and effect as of the date hereof, Borrower hereby ratifying and confirming the terms, conditions, covenants and agreements contained therein as of the date of this Amendment. Without limiting the generality of the foregoing, Borrower hereby acknowledges that (i) each of the representations and warranties contained in the Loan Agreement and the Loan Papers (as same have been amended to date including, without limitation, this Amendment) are true and correct as of the date of this Amendment, (ii) the Revolving Line of Credit Notes, as renewed, and decreased in accordance with the provisions of this Amendment, constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, and (iii) as of the date of this Amendment, there exists no Event of Default nor any condition, event or act which constitutes, or with notice or lapse of time or both would constitute, an Event of Default.

     3. Oral Agreements. THIS WRITTEN AMENDMENT, TOGETHER WITH THE FIFTH AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF DECEMBER 11, 1995, AND THE OTHER WRITTEN LOAN PAPERS REPRESENT, COLLECTIVELY, AS OF THE DATE OF THIS AMENDMENT, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Fifth Amended and Restated Loan
Agreement to be executed as of the date first above written.

                              BORROWER:

                              STEWART ENTERPRISES, INC.

                              By:   ________________________
                              Name: ________________________
                              Title:________________________


                                             BANKS:

                              NATIONSBANK OF TEXAS, N.A.

                              By:   ________________________
                                   Thomas Blake,
                                   Senior Vice President


                              CITICORP USA, INC.

                              By:   ________________________
                              Name: ________________________
                              Title:________________________


                              HIBERNIA NATIONAL BANK

                              By:   ________________________
                              Name: ________________________
                              Title:________________________




                              FIRST UNION NATIONAL BANK OF
                              NORTH CAROLINA

                              By:   _________________________
                              Name: _________________________
                              Title:_________________________


                              SUNTRUST BANK, ATLANTA

                              By:  __________________________
                              Name:__________________________
                              Title:_________________________

                              By:   _________________________
                              Name: _________________________
                              Title:_________________________


                              COOPERATIEVE CENTRALE
                              RAIFFEISEN-BOERENLEENBANK
                              B.A., "RABOBANK NEDERLAND",
                              NEW YORK BRANCH

                              By:   ________________________
                              Name: ________________________
                              Title:________________________


                              By:   ________________________
                              Name: ________________________
                              Title:________________________


                              BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION

                              By:   ________________________
                              Name: ________________________
                              Title:________________________

                              WELLS FARGO BANK (TEXAS),
                                 NATIONAL ASSOCIATION

                              By:   ________________________
                              Name: ________________________
                              Title:________________________

                              AGENT:

                              NATIONSBANK OF TEXAS, N.A.

                              By: _________________________
                                   Thomas Blake,
                                   Senior Vice President